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Lauren Russi
Acxiom Investor Relations
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investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Agrees to Acquire LiveRamp

Exceeds EPS Guidance for the Year

LITTLE ROCK, Ark. – May 14, 2014 Acxiom® (Nasdaq: ACXM), an enterprise data, analytics and software-as-a-service company, today announced financial results for its fourth quarter and fiscal year ended March 31, 2014.

Fourth Quarter Fiscal 2014

Total revenue for the fourth quarter was $277 million, roughly flat compared to the fourth quarter of fiscal 2013. Loss from operations for the quarter was $15 million compared to income from operations of $20 million for the prior-year period. Excluding non-cash impairment charges and other unusual items, operating income was $32 million, up 43 percent from $22 million for the same period last year. Net loss per diluted share attributable to Acxiom stockholders was $0.38. Excluding non-cash impairment charges and other unusual items, diluted earnings per share were $0.24, up 26 percent from $0.19 a year ago.

Operating cash flow was $44 million for the fourth quarter compared to $74 million for the same period a year ago. Free cash flow to equity decreased to $15 million for the quarter, compared to $42 million for the prior-year period. Free cash flow to equity is a non-GAAP financial measure. A reconciliation to the comparable GAAP measure, operating cash flow, is attached. Also attached is a schedule outlining the impact of unusual items on the current and prior year results.

Fiscal Year 2014

Total revenue for the fiscal year ended March 31, 2014, was $1,098 million, compared to $1,099 million in fiscal 2013. Earnings per diluted share attributable to Acxiom stockholders were $0.12. Excluding  non-cash impairment charges and other unusual items, diluted earnings per share were $0.86, up 13 percent from $0.76 in the prior year.

Operating cash flow increased 10 percent to $165 million during the year compared to $150 million in fiscal 2013. Free cash flow available to equity was $76 million, up 36 percent from $56 million in the prior year. Both operating cash flow and free cash flow to equity were up as a result of improvements in working capital.

The company recorded non-cash impairment charges of approximately $29 million in the fourth quarter in connection with the write-down of the carrying value of goodwill and other long-lived assets associated with its European operations.

“Fiscal 2014 was a year of innovation and transformation,” said Acxiom CEO Scott Howe. “We successfully launched our Audience Operating System™ and Aboutthedata.com™. We tightened our operating focus through the separation of our business units and the exit of our analog paper survey business in Europe. And today, we announced our proposed acquisition of LiveRamp, a leading solution for connecting customer data across marketing applications. Looking ahead to 2015, our focus will be on growing our AOS™ user base, while continuing to innovate and invest in our product portfolio.”

Agreement to Acquire LiveRamp:

Acxiom today announced that it has entered into a definitive agreement to acquire privately held LiveRamp, a leading service for onboarding customer data into digital marketing applications, for approximately $310 million in cash. Please refer to the press release issued today for additional details.

Fourth Quarter Highlights:

·
Acxiom announced a partnership with comScore Inc., a global leader in measuring the digital world and preferred source of digital business analytics, to provide marketers with increased audience reach and media spend ROI across multiple channels. The combination will enable marketers to immediately verify the results of audiences reached by their campaigns, and use those results to quickly optimize current and future campaigns.

·
The company announced a strategic partnership with Marketo Inc., a leading provider of marketing software. The partnership is designed to help marketers utilize advanced data insights to tailor marketing content and offers throughout a customer’s interactions and relationship with a brand.

·
Acxiom signed seven new AOS agreements during the quarter with customers in several key industries including: Financial Services, Retail and Automotive. In addition, Acxiom now has nearly 40 customers utilizing its Data Safe Haven™ and has begun to onboard client data from its partnership with Starcom MediaVest Group.

·	Acxiom won 15 awards from the 2014 Internet Advertising Competition (IAC) for its work with current top-tier customers including Skype, Rodale and Sony, among others.

·
Subsequent to quarter end, Acxiom announced a partnership with SHIFT, a leading marketing software company for social advertisers. The integration of AOS into SHIFT’s Open Marketing Cloud will provide marketers with enhanced insight and the ability to achieve optimal campaign results.

Segment Results:

·
Marketing and Data Services: Revenue for the fourth quarter was $210 million, up from $203 million for the same period a year ago. U.S. revenue increased 5 percent to $181 million in the current quarter compared to $173 million for the fourth quarter of last year. Income from operations for the fourth quarter was $27 million, up 31 percent from $21 million for the prior-year period. Operating margin improved to 13 percent compared to 10 percent for the fourth quarter of last year.

·
IT Infrastructure Management: Revenue for the fourth quarter decreased as expected by 10 percent to $59 million compared to $65 million for the same period a year ago. Income from operations for the recent quarter was $4 million compared to $2 million for the prior-year period. Operating margin was approximately 6 percent, up from 4 percent for the fourth quarter of last year.

·
Other Services: Revenue for the fourth quarter was $9 million, down slightly compared to the prior year. Operating margin improved to approximately 7 percent compared to a loss for the fourth quarter of last year.

Financial Guidance

The following projections are forward-looking and are subject to certain risks and uncertainties that could cause actual results to differ materially as detailed in the Forward-Looking Statements section of this press release. Our guidance includes the impact of our proposed acquisition of LiveRamp, but excludes the impact of unusual items, acquisition related expenses and non-cash stock compensation expense. Acxiom’s estimates for fiscal 2015 are as follows:

·
We expect revenue for the fiscal year to be down by roughly five percent. The decline in revenue is due to the impact of lost IT Infrastructure Management customers and the exit of our analog paper survey business in Europe.

·
Earnings per diluted share attributable to Acxiom stockholders are expected to be in the range of $0.75 to $0.85. The decline in earnings per share is primarily driven by lost IT Infrastructure Management customers, and to a lesser extent, dilution from the acquisition of LiveRamp and expenses related to the global expansion of AOS. The comparable measure for fiscal 2014 is $0.97. A reconciliation to the comparable GAAP earnings per share measure is attached.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

About Acxiom

Acxiom is an enterprise data, analytics and software-as-a-service company that uniquely fuses trust, experience and scale to fuel data-driven results. For over 40 years, Acxiom has been an innovator in harnessing the most important sources and uses of data to strengthen connections between people, businesses and their partners. Utilizing a channel and media neutral approach, we leverage cutting-edge, data-oriented products and services to maximize customer value. Every week, Acxiom powers more than a trillion transactions that enable better living for people and better results for our 7,000+ global clients. For more information about Acxiom, visit Acxiom.com.

Forward-Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share for fiscal 2015, statements concerning the proposed acquisition of LiveRamp, statements concerning areas of focus and statements regarding new customers and new product launches and capabilities. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the LiveRamp transaction may not close or may not close within the expected timeframe, the possibility that the expected revenue from the LiveRamp transaction may not be realized within the expected timeframe, the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2013, which was filed with the Securities and Exchange Commission on May 29, 2013.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	March 31,
			$	%
	2014	2013	Variance	Variance

Revenue:
Marketing and data services	209,746	202,510	7,236	3.6%
IT Infrastructure management services	58,816	65,202	(6,386)	(9.8%)
Other services	8,646	9,419	(773)	(8.2%)
Total revenue	277,208	277,131	77	0.0%

Operating costs and expenses:
Cost of revenue	207,002	213,317	6,315	3.0%
Selling, general and administrative	45,519	41,681	(3,838)	(9.2%)
Impairment of goodwill and other	28,834	-	(28,834)	(100.0%)
Gains, losses and other items, net	11,052	1,944	(9,108)	(468.5%)

Total operating costs and expenses	292,407	256,942	(35,465)	(13.8%)

Income (loss) from operations	(15,199)	20,189	(35,388)	(175.3%)
% Margin	-5.5%	7.3%
Other income (expense):
Interest expense	(2,558)	(2,959)	401	13.6%
Other, net	579	188	391	208.0%

Total other income (expense)	(1,979)	(2,771)	792	28.6%

Earnings (loss) before income taxes	(17,178)	17,418	(34,596)	(198.6%)

Income taxes	12,045	4,319	(7,726)	(178.9%)

Net earnings (loss)	(29,223)	13,099	(42,322)	(323.1%)

Less: Net loss attributable to noncontrolling interest	-	(139)	139	100.0%

Net earnings (loss) attributable to Acxiom	(29,223)	13,238	(42,461)	(320.8%)

Basic earnings (loss) per share:
Net earnings (loss)	(0.38)	0.18	(0.56)	(311.1%)
Net earnings (loss) attributable to Acxiom stockholders	(0.38)	0.18	(0.56)	(311.1%)

Diluted earnings (loss) per share:
Net earnings (loss)	(0.38)	0.17	(0.55)	(323.5%)
Net earnings (loss) attributable to Acxiom stockholders	(0.38)	0.18	(0.56)	(311.1%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Twelve Months Ended
	March 31,
			$	%
	2014	2013	Variance	Variance

Revenue:
Marketing and data services	805,153	788,740	16,413	2.1%
IT Infrastructure management services	257,125	275,469	(18,344)	(6.7%)
Other services	35,267	35,150	117	0.3%
Total revenue	1,097,545	1,099,359	(1,814)	(0.2%)

Operating costs and expenses:
Cost of revenue	828,955	840,640	11,685	1.4%
Selling, general and administrative	169,376	153,990	(15,386)	(10.0%)
Impairment of goodwill and other	28,834	-	(28,834)	(100.0%)
Gains, losses and other items, net	22,096	2,010	(20,086)	(999.3%)

Total operating costs and expenses	1,049,261	996,640	(52,621)	(5.3%)

Income from operations	48,284	102,719	(54,435)	(53.0%)
% Margin	4.4%	9.3%
Other income (expense):
Interest expense	(11,671)	(12,694)	1,023	8.1%
Other, net	1,817	152	1,665	1095.4%

Total other income (expense)	(9,854)	(12,542)	2,688	21.4%

Earnings before income taxes	38,430	90,177	(51,747)	(57.4%)

Income taxes	29,627	33,058	3,431	10.4%

Net earnings	8,803	57,119	(48,316)	(84.6%)

Less: Net loss attributable to noncontrolling interest	(60)	(488)	428	87.7%

Net earnings attributable to Acxiom	8,863	57,607	(48,744)	(84.6%)

Basic earnings per share:
Net earnings	0.12	0.76	(0.64)	(84.2%)
Net earnings attributable to Acxiom stockholders	0.12	0.77	(0.65)	(84.4%)

Diluted earnings per share:
Net earnings	0.11	0.75	(0.64)	(85.3%)
Net earnings attributable to Acxiom stockholders	0.12	0.75	(0.63)	(84.0%)

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

Earnings (loss) before income taxes	(17,178)	17,418	38,430	90,177

Income taxes	12,045	4,319	29,627	33,058

Net earnings (loss)	(29,223)	13,099	8,803	57,119

Less: Net loss attributable to noncontrolling interest	-	(139)	(60)	(488)

Net earnings (loss) attributable to Acxiom	(29,223)	13,238	8,863	57,607

Earnings (loss) per share attributable to Acxiom stockholders:

Basic	(0.38)	0.18	0.12	0.77

Diluted	(0.38)	0.18	0.12	0.75

Unusual items:

Business separation and transformation expenses	6,924	-	14,007	-
Legal settlement accruals	-	-	4,200	-
Restructuring charges and other adjustments	11,052	1,944	17,896	2,010
Gain on investment	-	-	(2,567)	-
Impairment of goodwill and other	28,834	-	28,834	-

Total unusual items, continuing operations	46,810	1,944	62,370	2,010

Earnings before income taxes
and excluding unusual items	29,632	19,362	100,800	92,187

Income taxes	11,113	5,398	34,688	34,163

Non-GAAP net earnings	18,519	13,964	66,112	58,024

Less: Net loss attributable to noncontrolling interest	-	(139)	(60)	(488)

Non-GAAP Net earnings attributable to Acxiom	18,519	14,103	66,172	58,512

Non-GAAP earnings per share attributable to Acxiom stockholders:

Basic	0.24	0.19	0.89	0.78

Diluted	0.24	0.19	0.86	0.76

Diluted weighted average shares	78,450	75,027	76,954	76,497

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

Income (loss) from operations	(15,199)	20,189	48,284	102,719

Unusual items	46,810	1,944	64,937	2,010

Income from operations before unusual items	31,611	22,133	113,221	104,729

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	March 31,	March 31,
	2014	2013

Basic earnings (loss) per share:
Numerator - net earnings (loss)	(29,223)	13,099
Denominator - weighted-average shares outstanding	76,293	73,670
Basic earnings (loss) per share	(0.38)	0.18

Basic earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders:
Numerator - net earnings (loss) attributable to Acxiom	(28,757)	13,238
Denominator - weighted-average shares outstanding	76,293	73,670
Basic earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders	(0.38)	0.18

Diluted earnings (loss) per share:
Numerator - net earnings (loss)	(29,223)	13,099
Denominator - weighted-average shares outstanding	76,293	73,670
Dilutive effect of common stock options, warrants and restricted stock	-	1,357
	76,293	75,027

Diluted earnings (loss) per share	(0.38)	0.17

Diluted earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders:
Numerator - net earnings (loss) attributable to Acxiom	(28,757)	13,238
Denominator - weighted-average shares outstanding	76,293	73,670
Dilutive effect of common stock options, warrants, and restricted stock	-	1,357
	76,293	75,027

Diluted earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders	(0.38)	0.18

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Twelve Months Ended

	March 31,	March 31,
	2014	2013

Basic earnings per share:
Numerator - net earnings	8,803	57,119
Denominator - weighted-average shares outstanding	74,690	74,814
Basic earnings per share	0.12	0.76

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	8,863	57,607
Denominator - weighted-average shares outstanding	74,690	74,814
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.12	0.77

Diluted earnings per share:
Numerator - net earnings	8,803	57,119
Denominator - weighted-average shares outstanding	74,690	74,814
Dilutive effect of common stock options, warrants and restricted stock	2,264	1,683
	76,954	76,497

Diluted earnings per share from continuing operations	0.11	0.75

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	8,863	57,607
Denominator - weighted-average shares outstanding	74,690	74,814
Dilutive effect of common stock options, warrants, and restricted stock	2,264	1,683
	76,954	76,497

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.12	0.75

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,
Revenue:	2014	2013

Marketing and data services	209,746	202,510
IT Infrastructure management services	58,816	65,202
Other services	8,646	9,419

Total revenue	277,208	277,131

Income (loss) from operations:

Marketing and data services	27,244	20,866
IT Infrastructure management services	3,803	2,357
Other services	564	(1,090)
Corporate	(46,810)	(1,944)

Total income (loss) from operations	(15,199)	20,189

Margin:

Marketing and data services	13.0%	10.3%
IT Infrastructure management services	6.5%	3.6%
Other services	6.5%	-11.6%

Total margin	-5.5%	7.3%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,	March 31,
Revenue:	2014	2013

Marketing and data services	805,153	788,740
IT Infrastructure management services	257,125	275,469
Other services	35,267	35,150

Total revenue	1,097,545	1,099,359

Income from operations:

Marketing and data services	78,433	80,017
IT Infrastructure management services	32,847	29,330
Other services	1,941	(4,618)
Corporate	(64,937)	(2,010)

Total income from operations	48,284	102,719

Margin:

Marketing and data services	9.7%	10.1%
IT Infrastructure management services	12.8%	10.6%
Other services	5.5%	-13.1%

Total margin	4.4%	9.3%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31,	March 31,	$	%
	2014	2013	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	418,586	222,974	195,612	87.7%
Trade accounts receivable, net	167,169	159,882	7,287	4.6%
Deferred income taxes	12,870	13,496	(626)	(4.6%)
Refundable income taxes	11,535	5,809	5,726	98.6%
Other current assets	55,365	58,935	(3,570)	(6.1%)

Total current assets	665,525	461,096	204,429	44.3%

Property and equipment	852,236	822,439	29,797	3.6%
Less - accumulated depreciation and amortization	635,330	591,687	43,643	7.4%

Property and equipment, net	216,906	230,752	(13,846)	(6.0%)

Software, net of accumulated amortization	39,425	24,471	14,954	61.1%
Goodwill	358,384	381,129	(22,745)	(6.0%)
Purchased software licenses, net of accumulated amortization	18,584	23,604	(5,020)	(21.3%)
Deferred costs, net	16,143	42,971	(26,828)	(62.4%)
Data acquisition costs	4,502	10,631	(6,129)	(57.7%)
Other assets, net	3,832	13,052	(9,220)	(70.6%)

	1,323,301	1,187,706	135,595	11.4%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	28,567	16,105	(12,462)	(77.4%)
Trade accounts payable	36,183	35,786	(397)	(1.1%)
Accrued payroll and related expenses	63,972	62,390	(1,582)	(2.5%)
Other accrued expenses	72,762	68,270	(4,492)	(6.6%)
Deferred revenue	47,744	41,388	(6,356)	(15.4%)
Income taxes	241	637	396	62.2%

Total current liabilities	249,469	224,576	(24,893)	(11.1%)

Long-term debt	289,043	237,400	(51,643)	(21.8%)

Deferred income taxes	90,226	94,918	4,692	4.9%

Other liabilities	11,706	11,444	(262)	(2.3%)

Stockholders' equity:
Common stock	12,584	12,134	450	3.7%
Additional paid-in capital	981,985	885,184	96,801	10.9%
Retained earnings	602,829	593,966	8,863	1.5%
Accumulated other comprehensive income	13,662	11,423	2,239	19.6%
Treasury stock, at cost	(928,203)	(882,959)	(45,244)	(5.1%)
Total Acxiom stockholders' equity	682,857	619,748	63,109	10.2%
Noncontrolling interest	-	(380)	380	100.0%

Total equity	682,857	619,368	63,489	10.3%

	1,323,301	1,187,706	135,595	11.4%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,

	2014	2013

Cash flows from operating activities:
Net earnings (loss)	(29,223)	13,099
Non-cash operating activities:
Depreciation and amortization	26,879	26,614
Loss (Gain) on disposal or impairment of assets	(9)	-
Impairment of goodwill and other	28,804	-
Deferred income taxes	5,763	2,850
Non-cash stock compensation expense	3,581	3,096
Changes in operating assets and liabilities:
Accounts receivable	6,202	20,603
Other assets	(7,920)	(9,941)
Deferred costs	(417)	36
Accounts payable and other liabilities	12,763	23,719
Deferred revenue	(2,589)	(5,855)
Net cash provided by operating activities	43,834	74,221
Cash flows from investing activities:
Disposal of operations	-	-
Capitalized software	(5,408)	(6,689)
Capital expenditures	(14,409)	(16,515)
Data acquisition costs	(3,085)	(2,106)
Payments received from investments	190	-
Net cash paid in acquisitions	(500)	-
Net cash used by investing activities	(23,212)	(25,310)
Cash flows from financing activities:
Payments of debt	(5,728)	(7,081)
Sale of common stock	11,384	4,094
Tax impact of stock options, warrants, and restricted stock	11,295	357
Acquisition of treasury stock	-	(9,023)
Net cash provided (used) by financing activities	16,951	(11,653)
Effect of exchange rate changes on cash	105	(504)

Net change in cash and cash equivalents	37,678	36,754
Cash and cash equivalents at beginning of period	380,908	186,220
Cash and cash equivalents at end of period	418,586	222,974

Supplemental cash flow information:
Cash paid during the period for:
Interest	2,495	3,031
Income taxes	5,928	9,196
Payments on capital leases and installment payment arrangements	1,465	3,566
Payments on software and data license liabilities	-	1,432
Other debt payments, excluding line of credit	4,263	2,083

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,

	2014	2013

Cash flows from operating activities:
Net earnings	8,803	57,119
Non-cash operating activities:
Depreciation and amortization	103,006	116,208
Loss (gain) on disposal or impairment of assets	(2,576)	25
Loss on early extinguishment of debt	664	-
Impairment of goodwill and other	28,804	-
Deferred income taxes	2,097	(3,578)
Non-cash stock compensation expense	13,925	12,002
Changes in operating assets and liabilities:
Accounts receivable	7,733	6,678
Other assets	(1,129)	(9,185)
Deferred costs	(506)	(1,564)
Accounts payable and other liabilities	210	(8,888)
Deferred revenue	3,945	(18,685)
Net cash provided by operating activities	164,976	150,132
Cash flows from investing activities:
Capitalized software	(24,517)	(19,879)
Capital expenditures	(39,298)	(38,491)
Data acquisition costs	(7,745)	(8,570)
Payments from investments	3,823	-
Net cash paid in acquisitions	(500)	-
Net cash used by investing activities	(68,237)	(66,940)
Cash flows from financing activities:
Proceeds from debt	300,000	-
Payments of debt	(235,895)	(26,871)
Fees for debt refinancing	(4,370)	-
Sale of common stock	80,490	11,957
Tax impact of stock options, warrants, and restricted stock	11,295	357
Acquisition of treasury stock	(52,663)	(74,378)
Acquisition of NCI	(600)	-
Contingent consideration paid for prior acquisitions	-	(288)
Net cash provided (used) by financing activities	98,257	(89,223)
Effect of exchange rate changes on cash	616	(643)

Net change in cash and cash equivalents	195,612	(6,674)
Cash and cash equivalents at beginning of period	222,974	229,648
Cash and cash equivalents at end of period	418,586	222,974

Supplemental cash flow information:
Cash paid during the period for:
Interest	11,762	12,709
Income taxes	21,702	57,464
Payments on capital leases and installment payment arrangements	8,379	16,514
Payments on software and data license liabilities	-	1,769
Other debt payments, excluding line of credit	12,516	8,588
Prepayment of debt	215,000	-
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	-	2,157

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13	09/30/13	12/31/13	03/31/14	YTD FY2014

Net cash provided (used) by operating activities	(1,867)	39,235	38,543	74,221	150,132	16,849	40,521	63,772	43,834	164,976

Less:
Payments for investments	-	-	-	-	-	-	-	3,633	190	3,823
Capitalized software	(3,673)	(4,074)	(5,443)	(6,689)	(19,879)	(5,954)	(7,660)	(5,495)	(5,408)	(24,517)
Capital expenditures	(3,538)	(8,178)	(10,260)	(16,515)	(38,491)	(8,920)	(9,269)	(6,700)	(14,409)	(39,298)
Data acquisition costs	(2,302)	(1,396)	(2,766)	(2,106)	(8,570)	(1,961)	(913)	(1,786)	(3,085)	(7,745)
Payments on capital leases and installment payment arrangements	(4,562)	(4,384)	(4,002)	(3,566)	(16,514)	(2,900)	(2,339)	(1,675)	(1,465)	(8,379)
Other required debt payments	(2,294)	(2,298)	(2,250)	(3,515)	(10,357)	(1,990)	(2,004)	(4,259)	(4,263)	(12,516)

Total	(18,236)	18,905	13,822	41,830	56,321	(4,876)	18,336	47,490	15,394	76,344

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

											Q4 FY14 to Q4 FY13
	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13	09/30/13	12/31/13	03/31/14	YTD FY2014%		$
Revenue:
Marketing and data services	192,482	198,602	195,146	202,510	788,740	187,793	200,952	206,662	209,746	805,153	3.6%	7,236
IT Infrastructure management services	70,290	70,061	69,916	65,202	275,469	69,385	66,825	62,099	58,816	257,125	-9.8%	(6,386)
Other services	8,887	8,804	8,040	9,419	35,150	9,015	8,494	9,112	8,646	35,267	-8.2%	(773)
Total revenue	271,659	277,467	273,102	277,131	1,099,359	266,193	276,271	277,873	277,208	1,097,545	0.0%	77

Operating costs and expenses:
Cost of revenue	209,311	209,164	208,848	213,317	840,640	204,506	207,394	210,053	207,002	828,955	-3.0%	(6,315)
Selling, general and administrative	36,764	38,063	37,482	41,681	153,990	37,615	42,859	43,383	45,519	169,376	9.2%	3,838
Impairement of goodwill and other	-	-	-	-	-	-	-	-	28,834	28,834	-100.0%	28,834
Gains, losses and other items, net	160	32	(126)	1,944	2,010	-	6,387	4,657	11,052	22,096	468.5%	9,108

Total operating costs and expenses	246,235	247,259	246,204	256,942	996,640	242,121	256,640	258,093	292,407	1,049,261	13.8%	35,465

Income (loss) from operations	25,424	30,208	26,898	20,189	102,719	24,072	19,631	19,780	(15,199)	48,284	-175.3%	(35,388)
% Margin	9.4%	10.9%	9.8%	7.3%	9.3%	9.0%	7.1%	7.1%	-5.5%	4.4%
Other expense
Interest expense	(3,240)	(3,317)	(3,178)	(2,959)	(12,694)	(3,019)	(2,980)	(3,114)	(2,558)	(11,671)	-13.6%	401
Other, net	(547)	(54)	565	188	152	104	(350)	1,484	579	1,817	208.0%	391
Total other expense	(3,787)	(3,371)	(2,613)	(2,771)	(12,542)	(2,915)	(3,330)	(1,630)	(1,979)	(9,854)	28.6%	792

Earnings (loss) before income taxes	21,637	26,837	24,285	17,418	90,177	21,157	16,301	18,150	(17,178)	38,430	-198.6%	(34,596)
Income taxes	8,438	10,465	9,836	4,319	33,058	8,062	6,437	3,083	12,045	29,627	178.9%	7,726

Net earnings (loss)	13,199	16,372	14,449	13,099	57,119	13,095	9,864	15,067	(29,223)	8,803	-323.1%	(42,322)

Less: Net gain (loss) attributable
to noncontrolling interest	(134)	(139)	(76)	(139)	(488)	(85)	25	-	-	(60)	100.0%	139

Net earnings (loss) attributable to Acxiom	13,333	16,511	14,525	13,238	57,607	13,180	9,839	15,067	(29,223)	8,863	-320.8%	(42,461)

Diluted earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders
	0.17	0.21	0.19	0.18	0.75	0.17	0.13	0.19	(0.38)	0.12	-311.1%	(0.56)

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

											Q4 FY14 to Q4 FY13
	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13	09/30/13	12/31/13	03/31/14	YTD FY2014%		$

Revenue:

Marketing and data services	192,482	198,602	195,146	202,510	788,740	187,793	200,952	206,662	209,746	805,153	4%	7,236
IT Infrastructure management services	70,290	70,061	69,916	65,202	275,469	69,385	66,825	62,099	58,816	257,125	-10%	(6,386)
Other services	8,887	8,804	8,040	9,419	35,150	9,015	8,494	9,112	8,646	35,267	-8%	(773)

Total revenue	271,659	277,467	273,102	277,131	1,099,359	266,193	276,271	277,873	277,208	1,097,545	0%	77

Marketing and data services	18,703	22,262	18,186	20,866	80,017	12,657	16,014	22,518	27,244	78,433	31%	6,378
IT Infrastructure management services	8,831	8,520	9,622	2,357	29,330	10,761	11,967	6,316	3,803	32,847	61%	1,446
Other services	(1,950)	(542)	(1,036)	(1,090)	(4,618)	654	223	500	564	1,941	152%	1,654
Corporate	(160)	(32)	126	(1,944)	(2,010)	-	(8,573)	(9,554)	(46,810)	(64,937)	-2308%	(44,866)

Total income (loss) from operations	25,424	30,208	26,898	20,189	102,719	24,072	19,631	19,780	(15,199)	48,284	-175%	(35,388)

Margin:

Marketing and data services	9.7%	11.2%	9.3%	10.3%	10.1%	6.7%	8.0%	10.9%	13.0%	9.7%
IT Infrastructure management services	12.6%	12.2%	13.8%	3.6%	10.6%	15.5%	17.9%	10.2%	6.5%	12.8%
Other services	-21.9%	-6.2%	-12.9%	-11.6%	-13.1%	7.3%	2.6%	5.5%	6.5%	5.5%

Total	9.4%	10.9%	9.8%	7.3%	9.3%	9.0%	7.1%	7.1%	-5.5%	4.4%

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURE OF EARNINGS PER SHARE EXCLUDING STOCK COMPENSATION
(Unaudited)
(Dollars in thousands)

	06/30/12	09/30/12	12/31/12	03/31/13	FY2013	06/30/13	09/30/13	12/31/13	03/31/14	FY2014

Earnings (loss) before income taxes	21,637	26,837	24,285	17,418	90,177	21,157	16,301	18,150	(17,178)	38,430

Income taxes	8,438	10,465	9,836	4,319	33,058	8,062	6,437	3,083	12,045	29,627

Net earnings (loss)	13,199	16,372	14,449	13,099	57,119	13,095	9,864	15,067	(29,223)	8,803

Less: Net loss attributable to noncontrolling interest	(134)	(139)	(76)	(139)	(488)	(85)	25	-	-	(60)

Net earnings (loss) attributable to Acxiom	13,333	16,511	14,525	13,238	57,607	13,180	9,839	15,067	(29,223)	8,863

Earnings (loss) per share attributable to Acxiom stockholders:

Basic	0.17	0.21	0.19	0.18	0.77	0.18	0.13	0.20	(0.38)	0.12

Diluted	0.17	0.21	0.19	0.18	0.75	0.17	0.13	0.19	(0.38)	0.12

Excluded items:

Business separation and transformation expenses	-	-	-	-	-	-	2,186	4,897	6,924	14,007
Legal settlement accruals	160	32	(126)	1,944	2,010	-	3,200	1,000	-	4,200
Restructuring charges and other adjustments	-	-	-	-	-	-	3,187	3,657	11,052	17,896
Gain on investment	-	-	-	-	-	-	-	(2,567)	-	(2,567)
Impairment of goodwill and other	-	-	-	-	-	-	-	-	28,834	28,834
Non-cash stock compensation expense	2,653	3,150	3,103	3,096	12,002	3,180	3,709	3,455	3,581	13,925

Total excluded items	2,813	3,182	2,977	5,040	14,012	3,180	12,282	10,442	50,391	76,295

Non-GAAP earnings before income taxes	24,450	30,019	27,262	22,458	104,189	24,337	28,583	28,592	33,213	114,725

Income taxes	9,535	11,706	11,012	6,583	38,836	9,274	11,288	6,979	12,474	40,015

Non-GAAP net earnings	14,915	18,313	16,250	15,875	65,353	15,063	17,295	21,613	20,739	74,710

Less: Net loss attributable to noncontrolling interest	(134)	(139)	(76)	(139)	(488)	(85)	25	-	-	(60)

Non-GAAP Net earnings attributable to Acxiom	15,049	18,452	16,326	16,014	65,841	15,148	17,270	21,613	20,739	74,770

Non-GAAP earnings per share attributable to Acxiom stockholders:

Basic	0.20	0.25	0.22	0.22	0.88	0.21	0.23	0.29	0.27	1.00

Diluted	0.19	0.24	0.22	0.21	0.86	0.20	0.23	0.28	0.26	0.97

Diluted weighted average shares	78,057	77,025	75,878	75,027	76,497	75,491	76,036	77,839	78,450	76,954